Exhibit 77(q)(1)(e)(2)

                     FIRST AMENDMENT TO MANAGEMENT AGREEMENT

                               ING INVESTORS TRUST

      This First Amendment, effective as of September 2, 2004, amends the Management Agreement (the "Agreement") dated February 25, 2004 between ING Investors Trust (the "Trust"), a Massachusetts business trust and ING Investments, LLC, an Arizona limited liability company (the "Manager"), with regards to ING LifeStyle Aggressive Growth Portfolio, ING LifeStyle Growth Portfolio, ING LifeStyle Moderate Growth Portfolio and ING LifeStyle Moderate Portfolio, each a Series of the Trust, and any future Series of the Trust that may become party to the Agreement.

                               W I T N E S S E T H

      WHEREAS, the parties desire to amend the Agreement and agree that the amendment will be effective as of September 2, 2004.

      NOW, THEREFORE, the parties agree as follows:

      1. Section 8 of the Agreement is hereby amended by inserting the words "Board approved" in front of "trade association dues."

      2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                            ING INVESTORS TRUST

                                            By:
                                                --------------------------------
                                                Robert S. Naka
                                                Senior Vice President


                                            ING INVESTMENTS, LLC

                                            By:
                                                --------------------------------
                                                Michael J. Roland
                                                Executive Vice President